Second Quarter 2017 Earnings Presentation Exhibit 99.2

2 Important Notice This presentation contains “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties. Actual outcomes and results could differ materially from those suggested by this presentation due to the impact of many factors beyond the control of Ares Management, L.P. (“Ares”), including those listed in the “Risk Factors” section of our filings with the Securities and Exchange Commission (“SEC”). Any such forward-looking statements are made pursuant to the safe harbor provisions available under applicable securities laws and Ares assumes no obligation to update or revise any such forward-looking statements. Certain information discussed in this presentation was derived from third party sources and has not been independently verified and, accordingly, Ares makes no representation or warranty in respect of this information. The following slides contain summaries of certain financial and statistical information about Ares. The information contained in this presentation is summary information that is intended to be considered in the context of Ares’ SEC filings and other public announcements that Ares may make, by press release or otherwise, from time to time. Ares undertakes no duty or obligation to publicly update or revise the forward-looking statements or other information contained in this presentation. In addition, this presentation contains information about Ares, its affiliated funds and certain of their respective personnel and affiliates, and their respective historical performance. You should not view information related to the past performance of Ares and its affiliated funds, as indicative of future results. Certain information set forth herein includes estimates and targets and involves significant elements of subjective judgment and analysis. Further, such information, unless otherwise stated, is before giving effect to management and incentive fees and deductions for taxes. No representations are made as to the accuracy of such estimates or targets or that all assumptions relating to such estimates or targets have been considered or stated or that such estimates or targets will be realized. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities of Ares. Management uses certain non-GAAP financial measures, including assets under management, fee paying assets under management, economic net income and distributable earnings, to evaluate Ares’ performance and that of its business segments. Management believes that these measures provide investors with a greater understanding of Ares’ business and that investors should review the same supplemental non-GAAP financial measures that management uses to analyze Ares’ performance. The measures described herein represent those non-GAAP measures used by management, in each case, before giving effect to the consolidation of certain funds that the company consolidates with its results in accordance with GAAP. These measures should be considered in addition to, and not in lieu of, Ares’ financial statements prepared in accordance with GAAP. The definitions and reconciliations of these measures to the most directly comparable GAAP measures, as well as an explanation of why we use these measures, are included in the Appendix. Amounts and percentages may reflect rounding adjustments and consequently totals may not appear to sum.

3 Second Quarter Highlights 1. Net inflows represents gross commitments less redemptions. 2. Includes ARCC Part I Fees of $19.1 million for the three months ended June 30, 2017. Difference between GAAP and Unconsolidated management fees represents $4.8 million from Consolidated Funds that is eliminated upon consolidation. 3. Total pro forma units of 214,569,211 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company’s equity- based awards. Please refer to slides 18 and 32 in this presentation for further information. After-tax Economic Net Income per unit is net of the preferred unit distribution. 4. After-tax Distributable Earnings per common unit is net of the preferred unit distribution. 5. Payable on September 1, 2017 to unitholders of record as of August 18, 2017. 6. Payable on September 30, 2017 to unitholders of record as of September 15, 2017. Assets Under Management • Assets Under Management of $104.0 billion • Fee Paying AUM of $70.5 billion • Available Capital of $24.8 billion • AUM Not Yet Earning Fees that is available for future deployment of $10.6 billion • Raised $5.5 billion in gross new capital with net inflows of $4.9 billion(1) for the quarter ended June 30, 2017 • Capital deployment of $3.9 billion for the quarter ended June 30, 2017, of which $3.6 billion was related to our drawdown funds for the period Financial Results Distributable Earnings and Distributions • Q2-17 GAAP net income attributable to Ares Management, L.P. of $49.9 million • Q2-17 GAAP basic earnings per common unit of $0.54 and diluted earnings per common unit of $0.53 • Q2-17 GAAP management fees of $180.8 million(2) • Q2-17 Unconsolidated management and other fees of $191.6 million(2) • Q2-17 Fee Related Earnings of $53.4 million • Q2-17 Performance Related Earnings of $104.7 million • Q2-17 Economic Net Income of $158.1 million and after-tax Economic Net Income of $0.69 per unit(3) • Q2-17 Distributable Earnings of $69.7 million • Q2-17 after-tax Distributable Earnings of $0.33 per common unit(4) • Declared Q2-17 distributions of $0.31 per common unit(5) and $0.4375 per preferred unit(6)

4 Gross New Capital Commitments(1) – Second Quarter of 2017 1. Represents gross new commitments during Q2-17, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts. $ in millions Q2 2017 Comments Credit Group U.S. Direct Lending $957 New and additional equity commitments to various funds and separately managed accounts ARCC and affiliates 832 Additional debt commitments U.S. CLO 818 Priced and closed new U.S. CLO E.U. Direct Lending 571 New debt commitments to ACE III in Q2 2017 Junior Capital Private Direct Lending Fund 457 New equity commitments Other Credit Funds 714 New and additional equity and debt commitments to various funds Total Credit Group $4,349 Private Equity Group EIF V $284 Final equity commitments bringing total commitments to $800mm Total Private Equity Group $284 Real Estate Group Ninth U.S. Value Add Fund $415 First closing of equity commitments Other U.S. and E.U. Equity 221 New and additional equity commitments to various funds and co-investments ACRE 236 Additional debt commitments Total Real Estate Group $872 Total $5,505 #679FD1 #49749B #225070 #1E3154 #75B8F4 #DBE6EF #A7D1EA #ACACAC #828282 #D2D2D2

Assets Under Management

AUM of $104.0 billion as of June 30, 2017 increased 9.2% year over year[1]

- Q2-17 net new capital commitments of $5.4 billion, including $2.9 billion in equity commitments and $2.5 billion in debt commitments
  - Of the $5.5 billion in gross new capital commitments raised during the quarter, $2.0 billion is already earning fees and another $1.5 billion is expected to become FPAUM upon deployment
- AUM growth was partially offset by distributions/redemptions of $1.8 billion[2], primarily in funds past their reinvestment periods in the Private Equity and Credit Groups, and by reduction in leverage of $2.5 billion, primarily due to paydowns in CLOs and loans in ARCC's SSLP program

FPAUM of $70.5 billion as of June 30, 2017 increased 19.1% year over year

- Increase in FPAUM was primarily attributable to management fees turning on for ACOF V (effective March 3, 2017), which includes $7.6 billion of fee paying AUM and ARCC's acquistion of ACAS which included $2.8 billion of fee paying AUM


AUM ($ in billions)
$95.2
$10.1
$24.8
$60.3
$99.8
$9.9
$24.7
$65.2
$104.0
$10.8
$25.8
$67.4
Q2-16
Q1-17
Q2-17
Credit
Private Equity
Real Estate


FPAUM ($ in billions)
$59.1
$6.6
$11.9
$40.6
$69.3
$6.4
$17.2
$45.7
$70.5
$6.7
$17.3
$46.5
Q2-16
Q1-17
Q2-17
Credit
Private Equity
Real Estate

Note: For definitions of AUM and FPAUM please refer to the "Glossary" slide in the appendix.

1. As of June 30, 2017, AUM amounts include funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation and a registered investment adviser.
2. For Q2-17, distributions totaled approximately $1.2 billion and redemptions totaled approximately $0.6 billion.

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6 AUM, FPAUM and Management Fees Duration As of June 30, 2017, approximately 76% of AUM and 72% of FPAUM had a duration longer than 3 years, from which FPAUM generated 82% of management fees in Q2 2017 ◦ Within our Managed Accounts category, 56% of AUM and 64% of FPAUM has been with the firm longer than 3 years as of June 30, 2017 14% 24% 7% 17% 7% 30% 6% 22% 6% 20% Permanent Capital 10 or more years 7 to 9 years 3 to 6 years Fewer Than 3 years Managed Accounts 76% 15% 72% FPAUM: $70.5 billionAUM: $104.0 billion Management Fees: $185.6 million 82% 36% 16% 15% 15% 9% 9% 18% 16% 20% 18% 8% 20%16% 14% 21% 25% 7% 17%

Incentive Eligible AUM and Incentive Generating AUM

Incentive Eligible AUM of $59.5 billion as of June 30, 2017 grew 20.3% year over year

- The increase was driven by ARCC (primarily from ARCC's acquisition of ACAS), as well as increases across U.S. and E.U. direct lending and separately managed accounts

Incentive Generating AUM of $22.1 billion as of June 30, 2017 increased by 50.8% year over year

- The increase was primarily driven by additional funds exceeding their hurdle rates in our Private Equity, Credit and Real Estate Groups, as well as additional deployment of capital for existing funds already in excess of their hurdle rates prior to June 30, 2017

Of the $39.1 billion of incentive eligible AUM that is currently invested, 56.6% is incentive generating

- Excluding the capital gains fee potential from the largely debt oriented ARCC portfolio, 81.6% of incentive eligible AUM that is currently invested is incentive generating
- Of the $17.0 billion of incentive eligible AUM that is not above the hurdle, 74% is within 2% of reaching its hurdle rate

Incentive Eligible AUM


($ in millions)
$49,422
$7,087
$19,291
$23,044
$55,899
$6,610
$19,652
$29,637
$59,469
$7,241
$20,710
$31,518
Q2-16
Q1-17
Q2-17
Credit
Private Equity
Real Estate

Q2-17 Incentive Generating to Incentive Eligible AUM Reconciliation

($ in millions)	Credit	Private Equity	Real Estate	Total
Incentive Generating AUM	**$8,834**	**$9,554**	**$3,704**	**$22,092**
+ Uninvested IEAUM	8,143	9,746	2,525	20,414
+ IEAUM below hurdle	2,567	1,410	1,012	4,989
+ ARCC Part II Fees below Hurdle[(1)]	11,974	-	-	11,974
Incentive Eligible AUM	**$31,518**	**$20,710**	**$7,241**	**$59,469**

Note: For definitions of IGAUM and IEAUM please refer to the "Glossary" slide in the appendix.

1. ARCC Part II Fees are paid when the cumulative aggregate net capital gains exceed cumulative aggregate realized capital losses and aggregate unrealized capital depreciation less any amounts paid in previous periods. As of June 30, 2017, the cumulative aggregate net capital gains were below the required hurdle by approximately 0.9% of the underlying portfolio of $11.5 billion.

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7

8 Available Capital and AUM Not Yet Earning Fees Available Capital of $24.8 billion as of June 30, 2017 increased 2.1% year over year ◦ The increase was primarily driven by additional debt capacity available to ARCC and new commitments to other U.S. direct lending funds, which was partially offset by capital deployment in Credit, Private Equity and Real Estate groups AUM Not Yet Earning Fees* of $13.0 billion as of June 30, 2017 decreased 26.0% year over year ◦ AUM Not Yet Earning Fees decreased from $17.6 billion as of Q2-16 to $13.0 billion as of Q2-17 ◦ The decrease was primarily driven by $7.6 billion of FPAUM for ACOF V which began to pay management fees in Q1 2017 and was partially offset by new AUM Not Yet Earning fees raised during the past year Available Capital ($ in millions) AUM Not Yet Earning Fees ($ in millions) *AUM Not Yet Earning Fees, also referred to as Shadow AUM, is our AUM that is not currently generating fees and is eligible to earn management fees upon deployment. Q2-16 Q1-17 Q2-17 $8,801 $10,544 $11,386 $11,842 $10,808 $10,258 $3,645 $24,288 $2,851 $24,203 $3,159 $24,803 Credit Private Equity Real EstateCredit Private Equity Real Estate Q2-16 Q1-17 Q2-17 $7,479 $9,578 $9,709 $9,087 $2,445 $2,312 $985 $17,551 $870 $12,893 $968 $12,989

9 $7,820 $1,932 $879 AUM Not Yet Earning Fees Available for Future Deployment: $10.6 billion AUM Not Yet Earning Fees As of June 30, 2017, AUM not yet earning fees of $13.0 billion could generate approximately $136.0 million in potential incremental annual management fees, of which $109.4 million relates to the $10.6 billion of AUM available for future deployment* $10.6 billion of AUM not yet earning fees was available for future deployment as of June 30, 2017 ◦ The $10.6 billion includes approximately $6.1 billion relating to U.S. and E.U. direct lending funds, $1.9 billion in private equity funds, and $1.0 billion in structured credit funds, among other funds *No assurance can be made that such results will be achieved. Assumes the AUM not yet paying fees as of June 30, 2017 is invested and such fees are paid on an annual basis. Does not reflect any associated reductions in management fees from certain funds, some of which may be material. Reference to $136.0 million includes approximately $21.4 million in potential incremental management fees from deploying undrawn/available credit facilities at ARCC (in excess of 0.75X leverage), which may not be drawn due to leverage target limitations and restrictions. Excludes any potential ARCC Part I Fees. 1. Capital available for deployment for follow-on investments represents capital committed to funds that are past their investment periods but for which capital is available to be called for follow-on investments in existing portfolio companies. There is no assurance such capital will be invested. $10.6 billion of AUM not yet earning fees was available for future deployment as of June 30, 2017 ($ in millions)($ in millions) Capital Available for Future Deployment Capital Available for Deployment for Follow-on Investments (1) Available Capital Currently in Funds Unlikely to Be Drawn Due to Leverage Targets and Restrictions Funds in or Expected to Be in Wind-down Credit Private Equity Real Estate $10,631 $524 $1,430 $404 AUM Not Yet Earning Fees: $13.0 billion

Capital Deployment[1]

- **Total gross invested capital during Q2-17 of $3.9 billion compared to $3.4 billion in Q2-16**
  - Of the total amount, $3.6 billion was related to deployment in our drawdown funds compared to $2.4 billion for the same period in 2016
  - Of our drawdown funds, the most active investment strategies were U.S. and E.U. direct lending and corporate private equity
- **Total gross invested capital for the six months ended June 30, 2017 of $7.5 billion compared to $4.8 billion for the six months ended June 30, 2016**
  - Of the total amount, $6.1 billion was related to deployment in drawdown funds compared to $3.5 billion for the same period in 2016

Q2-17 Capital Deployment Breakdown: $3.9 billion

($ in millions)



$208
$911
$2,813
Credit
Private Equity
Real Estate

Q2-17 Capital Deployment by Type: $3.9 billion

($ in millions)



$369
$3,563
Drawdown Funds
Non-drawdown Funds[2]

Q2-17 Capital Deployment in Drawdown Funds: $3.6 billion

($ in millions)



$2,440
$689
$135
$1,616
$3,563
$208
$911
$2,444
Q2-16
Q2-17
Credit
Private Equity
Real Estate

Q2-17 Strategies

- U.S. Direct Lending
- E.U. Direct Lending
- Corporate Private Equity
- U.S. Real Estate Equity
- E.U. Real Estate Equity
- Structured Credit

1. Capital deployment figures exclude deployment from permanent capital vehicles.
2. Non-drawdown funds includes new capital deployed by managed accounts and CLOs but excludes recycled capital.

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GAAP Statements of Operations

$ in thousands, except share data	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Revenues				
Management fees (includes ARCC Part I Fees of $19,143, $52,400 and $28,999, $57,624 for the three and six months ended June 30, 2017 and 2016, respectively)	$180,768	$158,521	$352,813	$316,954
Performance fees	338,024	203,151	393,196	173,204
Administrative and other fees	15,098	7,863	29,538	15,392
Total revenues	$533,890	$369,535	$775,547	$505,550
Expenses				
Compensation and benefits	$131,219	$112,654	$255,558	$223,333
Performance fee compensation	261,705	151,896	302,407	130,566
General, administrative and other expenses	50,751	38,686	98,089	78,648
Transaction support expense	—	—	275,177	—
Expenses of the Consolidated Funds	$4,522	699	8,433	926
Total expenses	$448,197	$303,935	$939,664	$433,473
Other income (expense)				
Investment income and net interest income (expense) (includes interest expense of $5,354, $10,233 and $4,828, $9,683 for the three and six months ended June 30, 2017 and 2016, respectively)	$(2,252)	$4,993	$(4,387)	$1,634
Other income, net	2,822	5,673	19,318	10,914
Net realized and unrealized gain (loss) on investments	30,079	(3,151)	32,734	1,991
Investment income and net interest income of the Consolidated Funds (includes interest expense of $26,875, $58,197 and $18,607, $41,056 for the three and six months ended June 30, 2017 and 2016, respectively)	11,451	9,690	21,621	17,022
Net realized and unrealized gain (loss) on investments of Consolidated Funds	(12,713)	201	19,323	(29,606)
Total other income	$29,387	$17,406	$88,609	$1,955
Income (loss) before taxes	$115,080	$83,006	$(75,508)	$74,032
Income tax expense (benefit)	1,253	(4,434)	(33,011)	231
Net income (loss)	$113,827	$87,440	$(42,497)	$73,801
Less: Net income (loss) attributable to non-controlling interests in Consolidated Funds	$(8,647)	$1,054	7,208	(10,925)
Less: Net income attributable to redeemable interests in Ares Operating Group entities	—	339	—	349
Less: Net income (loss) attributable to non-controlling interests in Ares Operating Group entities	72,596	48,473	(58,449)	49,893
Net income attributable to Ares Management, L.P.	$49,878	$37,574	$8,744	$34,484
Preferred equity distributions paid	$5,425	—	10,850	—
Net income (loss) attributable to Ares Management, L.P. common unitholders	$44,453	$37,574	$(2,106)	$34,484
Net income (loss) attributable to Ares Management, L.P. per common unit				
Basic	$0.54	$0.46	$(0.04)	$0.42
Diluted	$0.53	$0.46	$(0.04)	$0.42
Weighted-average common units				
Basic	**81,829,086**	**80,715,723**	**81,469,967**	**80,699,387**
Diluted	**84,319,882**	**82,332,193**	**81,469,967**	**81,752,468**
Distribution declared and paid per common unit	$0.13	$0.15	$0.41	$0.35

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ENI and Other Measures Financial Summary

$ in thousands, except share data (unless otherwise noted)	Three Months Ended June 30,			Six Months Ended June 30,		
	2017	2016	% Change	2017	2016	% Change
Management fees[1]	$185,560	$162,612	14%	$362,341	$325,280	11%
Other fees	6,020	1,319	NM	10,854	2,026	NM
Compensation and benefits expenses[2]	(103,846)	(97,053)	7%	(204,456)	(192,838)	6%
General, administrative and other expenses[3]	(34,346)	(27,313)	26%	(68,629)	(55,855)	23%
Fee Related Earnings	**$53,388**	**$39,565**	**35%**	**$100,110**	**$78,613**	**27%**
Net performance fees	$76,054	$53,022	43%	$93,418	$43,353	115%
Net investment income	28,611	9,764	193%	40,381	4,533	NM
Performance Related Earnings	**$104,665**	**$62,786**	**67%**	**$133,799**	**$47,886**	**179%**
Economic Net Income	**$158,053**	**$102,351**	**54%**	**$233,909**	**$126,499**	**85%**
(-) Unrealized net performance fees	$54,897	$22,449	145%	$68,757	$8,414	NM
(-) Unrealized net investment income (loss)	22,987	(4,157)	NM	31,310	(12,725)	NM
(-) Non-core/non-recurring other cash uses[4]	10,477	7,239	45%	23,241	12,709	83%
Distributable Earnings	**$69,692**	**$76,820**	**(9)%**	**$110,601**	**$118,101**	**(6)%**
Preferred unit distribution	$(5,425)	$0	NM	$(10,850)	$0	NM
Distributable Earnings, net of preferred unit distribution	**$64,267**	**$76,820**	**(16)%**	**$99,751**	**$118,101**	**(16)%**
After-tax Distributable Earnings per common unit, net of preferred unit distribution[5]	**$0.33**	**$0.31**	**6%**	**$0.47**	**$0.46**	**2%**
After-tax Economic Net Income, net of preferred unit distribution	**$147,837**	**$93,698**	**58%**	**$211,635**	**$110,281**	**92%**
After-tax Economic Net Income per unit, net of preferred unit distribution[6]	**$0.69**	**$0.44**	**57%**	**$0.99**	**$0.52**	**90%**
Other Data						
Total fee revenue[7]	**$261,614**	**$215,634**	**21%**	**$455,759**	**$368,633**	**24%**
Effective management fee rate[8]	**1.06%**	**1.06%**		**1.08%**	**1.09%**	

1.Includes ARCC Part I Fees of $19.1 million and $29.0 million for the three months ended June 30, 2017 and 2016, respectively, and $52.4 million and $57.6 million for the six months ended June 30, 2017 and 2016, respectively.
2.Includes compensation and benefits expenses attributable to OMG of $31.0 million and $25.0 million for the three months ended June 30, 2017 and 2016, respectively, and $57.3 million and $51.3 million for six months ended June 30, 2017 and 2016, respectively.
3.Includes G&A expenses attributable to OMG of $19.0 million and $14.7 million for the three months ended June 30, 2017 and 2016, respectively, and $38.3 million and $31.2 million for the six months ended June 30, 2017 and 2016, respectively, which are not allocated to an operating segment.
4.Non-core/non-recurring other cash uses includes one-time acquisition costs, non-cash depreciation and amortization and placement fees and underwriting costs associated with selected strategies. See slide 13 in this presentation for additional details.
5.After income tax Distributable Earnings attributable to common unitholders per unit calculation uses total common units outstanding, assuming no exchange of Ares Operating Group Units.
6.Units of 214,569,211 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
7.Total fee revenue is calculated as management fees plus net performance fees.
8.Effective management fee rate represents the quotient of management fees and the aggregate fee bases for the quarters presented. The effective rate shown excludes the effect of one-time catch-up fees.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis

$ in thousands	Three Months Ended June 30, 2017	Three Months Ended June 30, 2016	Six Months Ended June 30, 2017	Six Months Ended June 30, 2016
Economic Net Income and Fee Related Earnings:				
Income (loss) before taxes	$115,080	$83,006	$(75,508)	$74,032
Adjustments:				
Amortization of intangibles	5,274	7,121	10,549	14,384
Depreciation expense	2,774	1,934	5,990	3,792
Equity compensation expenses	18,917	9,536	34,006	18,709
Acquisition and merger-related expenses	756	61	255,844	557
Placement fees and underwriting costs	6,383	1,754	9,822	2,684
Offering costs	(5)	—	655	—
(Income) loss before taxes of non-controlling interests in Consolidated subsidiaries[1]	623	—	623	—
(Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations	8,251	(1,061)	(8,072)	12,341
Economic Net Income	**$158,053**	**$102,351**	**$233,909**	**$126,499**
Unconsolidated performance fee income - realized	$(74,130)	$(81,604)	$(82,935)	$(87,953)
Unconsolidated performance fee income - unrealized	(263,629)	(123,314)	(312,890)	(85,966)
Unconsolidated performance fee compensation expense - realized	52,973	51,031	58,274	53,014
Unconsolidated performance fee compensation expense - unrealized	208,732	100,865	244,133	77,552
Unconsolidated net investment (income) loss	(28,611)	(9,764)	(40,381)	(4,533)
Fee Related Earnings	**$53,388**	**$39,565**	**$100,110**	**$78,613**
Unconsolidated performance fee – realized	$74,130	$81,604	$82,935	$87,953
Unconsolidated performance fee compensation expense – realized	(52,973)	(51,031)	(58,274)	(53,014)
Unconsolidated investment and other income realized, net	5,620	13,921	9,067	17,258
Adjustments:				
One-time acquisition costs	(724)	(84)	(883)	(344)
Dividend equivalent	(1,744)	(783)	(5,205)	(1,754)
Equity income	322	683	136	847
Income tax (expense) benefit	825	(3,367)	(818)	(4,982)
Placement fees and underwriting costs	(6,383)	(1,754)	(9,822)	(2,684)
Non-cash depreciation and amortization	(2,774)	(1,934)	(5,990)	(3,792)
Offering costs	5	—	(655)	—
Distributable Earnings	**$69,692**	**$76,820**	**$110,601**	**$118,101**
Performance Related Earnings				
Economic Net Income	$158,053	$102,351	$233,909	$126,499
Less: Fee Related Earnings	(53,388)	(39,565)	(100,110)	(78,613)
Performance Related Earnings	**$104,665**	**$62,786**	**$133,799**	**$47,886**

Note: This table is a reconciliation of income (loss) before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on Unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Adjustments to eliminate costs being borne by certain of our joint venture partners.

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GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.)

$ in thousands	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Performance fee and net investment income reconciliation:				
Unconsolidated performance fee income - realized	$74,130	$81,604	$82,935	$87,953
Performance fee income - realized earned from Consolidated Funds	(4,664)	—	(8,086)	—
Performance fee - realized reclass[1]	(1,200)	(2,712)	(1,200)	(2,883)
Performance fee income - realized	$68,266	$78,892	$73,649	$85,070
Unconsolidated performance fee income - unrealized	$263,629	$123,314	$312,890	$85,966
Performance fee income - unrealized earned from Consolidated Funds	5,146	(751)	5,698	873
Performance fee - unrealized reclass[1]	983	1,696	959	1,295
Performance fee income - unrealized	$269,758	$124,259	$319,547	$88,134
Unconsolidated net investment income	$28,611	$9,764	$40,381	$4,533
Net investment income (loss) from Consolidated Funds	581	6,602	28,421	(3,962)
Performance fee - reclass[1]	217	1,016	241	1,588
Change in value of contingent consideration	(32)	24	20,216	(204)
Offering costs	5	—	(655)	—
(Income) loss before taxes of non-controlling interests in Consolidated subsidiaries [2]	5	—	5	—
GAAP total other income	$29,387	$17,406	$88,609	$1,955

Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to unconsolidated basis, which assist in the reconciliation of GAAP Net Income (Loss) to Fee Related Earnings and Distributable Earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding.

1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company's Condensed Consolidated Statements of Operations.
2. Adjustments to eliminate costs being borne by certain of our joint venture partners.

14

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Credit Group[1]

- Management fees increased 3% (after given effect to ARCC Part 1 fee waiver) for Q2-17 compared to Q2-16, primarily driven by deployment in new U.S. and E.U. direct lending funds
- Performance Related Earnings decreased by $23.8 million in Q2-17 from Q2-16, primarily driven by reduced market appreciation in our Credit Strategies Fund and syndicated loan funds compared to a strong Q2-16
- Distributable Earnings decreased by $6.3 million for Q2-17 compared to Q2-16, primarily driven by reduced realization activities

Financial Summary and Highlights[2]

$ in thousands	Q2-17	Q2-16	% Change	YTD 2017	YTD 2016	% Change
Management fees[3]	$112,654	$109,141	3%	$234,001	$216,388	8%
Fee Related Earnings	**$65,614**	**$56,955**	**15%**	**$132,156**	**$115,092**	**15%**
Net performance fees	$4,999	$17,017	(71)%	$9,970	$8,602	16%
Investment income	2,033	13,209	(85)%	6,921	19,275	(64)%
Interest expense	(3,065)	(2,450)	25%	(5,523)	(4,898)	13%
Net investment income	(1,032)	10,759	NM	1,398	14,377	(90)%
Performance Related Earnings	**$3,967**	**$27,776**	**(86)%**	**$11,368**	**$22,979**	**(51)%**
Economic Net Income	**$69,581**	**$84,731**	**(18)%**	**$143,524**	**$138,071**	**4%**
Distributable Earnings	**$67,010**	**$73,342**	**(9)%**	**$131,282**	**$139,815**	**(6)%**
AUM ($ in billions)	$67.4	$60.3	12%			
FPAUM ($ in billions)	$46.5	$40.6	15%			

15%

Q2-17 increase in Fee Related Earnings

15%

Q2-17 increase in FPAUM

E.U. Direct Lending: 3.5%[4]
High Yield: 2.4%[5]
Syndicated Loans: 1.1%[5]

Q2-17 gross returns

Note: Past performance is not indicative of future results. The Credit Group had ~220 investment professionals, ~1,309 portfolio companies and 139 active funds as of June 30, 2017. As of July 1 2016, the special situations strategy moved out of the Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Includes ARCC Part I Fees of $19.1 million and $29.0 million for Q2-17 and Q2-16, respectively, and $52.4 million and $57.6 million for Q2-17 YTD and Q2-16 YTD, respectively. The 2017 amounts are net of the $10 million ARCC–ACAS transaction fee waiver.
4. The net return for E.U. direct lending is 2.5% for Q2-17. Gross and net returns for E.U. direct lending are represented by ACE II. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net returns for the Euro denominated feeder fund are 3.4% and 2.5% for Q2-17. ACE II represents the significant fund with at least 2 years from initial investment. Returns are calculated at the fund level and are time-weighted rates of return calculated on a quarterly basis using the modified Dietz method. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses.
5. Net performance returns: 1.0% for U.S. Syndicated Loan funds and 2.3% for U.S. High Yield funds. Performance for Syndicated Loans is represented by our U.S. Bank Loan Aggregate Composite. Performance for High Yield is represented by our U.S. High Yield composite.

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Private Equity Group(1)

- Management fees increased 52% for Q2-17 compared to Q2-16, primarily attributable to ACOF V, which began paying management fees in March 2017. This increase was partially offset by the reduction in management fees attributable to the step down in fee rate and fee basis for ACOF IV in connection with the launch of ACOF V
- Performance Related Earnings for Q2-17 increased by $41.2 million from Q2-16, primarily driven by a 16.3% gross return[(3)] for our corporate private equity portfolio from strong appreciation in public securities and certain private investments
- Distributable Earnings increased by $7.7 million for Q2-17 compared to Q2-16, primarily driven by the increase in fee related earnings. Q2-17 realizations were due to the partial realization of the Clayton Williams investment and its successor Noble Energy within ACOF IV

Financial Summary and Highlights(2)

$ in thousands	Q2-17	Q2-16	% Change	YTD 2017	YTD 2016	% Change
Management fees	$56,427	$37,241	52%	$96,246	$75,917	27%
Fee Related Earnings	**$34,032**	**$18,756**	**81%**	**$56,775**	**$40,168**	**41%**
Net performance fees	$58,592	$33,769	74%	$65,324	$30,455	114%
Investment income	30,054	13,673	120%	39,331	3,393	NM
Interest expense	(1,397)	(1,397)	—%	(2,910)	(2,802)	4%
Net investment income	28,657	12,276	133%	36,421	591	NM
Performance Related Earnings	**$87,249**	**$46,045**	**89%**	**$101,745**	**$31,046**	**228%**
Economic Net Income	**$121,281**	**$64,801**	**87%**	**$158,520**	**$71,214**	**123%**
Distributable Earnings	**$47,973**	**$40,310**	**19%**	**$69,887**	**$58,681**	**19%**
AUM ($ in billions)	$25.8	$24.8	4%			
FPAUM ($ in billions)	$17.3	$11.9	46%			

46%

Q2-17 increase in FPAUM

19%

Q2-17 growth in Distributable Earnings

16.3%

Q2-17 gross return in Corporate Private Equity portfolio[(3)]

Note: Past performance is not indicative of future results. The Private Equity Group had ~85 investment professionals, 31 portfolio companies, 59 U.S. Power and Energy Assets and 21 active funds and related co-investment vehicles as of June 30, 2017. As of July 1 2016, the special situations strategy moved out of the Credit Group and into our Private Equity Group. Historical results have been adjusted to conform with the current presentation.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unonsolidaed Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Performance for corporate private equity portfolio is represented by the ACOF I-V Aggregate, which is comprised of investments held by ACOF I, ACOF II, ACOF III, ACOF IV and ACOF V. Performance returns are gross time-weighted rates of return calculated on a quarterly basis. Returns include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for corporate private equity portfolio was 12.3% for Q2-17. We believe aggregated performance returns reflect overall quarterly performance returns in a strategy, but are not necessarily investable funds or products themselves.

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Real Estate Group[1]

- Management fees increased 2% for Q2-17 compared to Q2-16, primarily driven by new fundraising for E.U. and U.S. equity strategies and partially offset by run-off and liquidation in vintage funds in the U.S. equity strategy
- Performance Related Earnings increased by $13.4 million for Q2-17 compared to Q2-16, primarily driven by strong appreciation in E.F. IV and a smaller contribution from other equity strategies in the U.S. and Europe
- Distributable Earnings decreased by $3.0 million for Q2-17 compared to Q2-16, primarily driven by a decline in realized net incentive income and realized investment income compared to a year ago

Financial Summary and Highlights[2]

$ in thousands	Q2-17	Q2-16	% Change	YTD 2017	YTD 2016	% Change
Management fees	$16,479	$16,230	2%	$32,094	$32,975	(3)%
Fee Related Earnings	**$3,693**	**$3,521**	**5%**	**$6,832**	**$5,848**	**17%**
Net performance fees	$12,463	$2,236	NM	$18,124	$4,296	NM
Investment income	3,041	(336)	NM	4,199	3,223	30%
Interest expense	(429)	(272)	58%	(861)	(546)	58%
Net investment income	2,612	(608)	NM	3,338	2,677	25%
Performance Related Earnings	**$15,075**	**$1,628**	**NM**	**$21,462**	**$6,973**	**208%**
Economic Net Income	**$18,768**	**$5,149**	**264%**	**$28,294**	**$12,821**	**121%**
Distributable Earnings	**$4,747**	**$7,781**	**(39)%**	**$7,860**	**$10,459**	**(25)%**
AUM ($ in billions)	$10.8	$10.1	7%			
FPAUM ($ in billions)	$6.7	$6.6	—%			

5%

Q2-17 increase in Fee Related Earnings

7%

Q2-17 growth in AUM

U.S. Equity: 3.7%

E.U. Equity: 8.9%

Q2-17 Gross Returns[3]

Note: Past performance is not indicative of future results. The Real Estate Group had ~70 investment professionals, ~175 properties and 43 active funds as of June 30, 2017.

1. Segment results are shown before the unallocated support costs of the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.
2. This table is a financial summary only. See slides 23-24 for complete financial results.
3. Returns are gross time-weighted rates of return and do not reflect the deduction of management fees or carried interest, or fund expenses, if applicable. Gross return for U.S. equity is represented by U.S. Fund VIII and gross return for E.U. equity is represented by EF IV. EF IV is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross returns are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. Gross returns do not reflect the deduction of management fees, carried interest, if applicable, or any other expenses including taxes. The funds shown represent the significant funds with at least 2 years from initial investment. Net returns are reduced by applicable management fees, accrued carried interest, if applicable, and other expenses. Net returns for U.S. equity and E.U. equity were 2.7% and 6.5% for Q2-17. The gross and net returns for the Euro denominated feeder fund were 6.3% and 4.8% for Q2-17.

17

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Economic Net Income per Unit Data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Economic Net Income per unit				
Economic Net Income before taxes	$158,053	$102,351	$233,909	$126,499
Entity level foreign, state and local (taxes) benefit	827	(3,367)	(819)	(4,982)
Economic Net Income after entity level foreign, state and local taxes	**$158,880**	**$98,984**	**$233,090**	**$121,517**
Economic Net Income per unit[1]	**$0.74**	**$0.46**	**$1.08**	**$0.57**
After-tax Economic Net Income, net of preferred unit distribution				
Economic Net Income after entity level, foreign, state and local taxes	$158,880	$98,984	$233,090	$121,517
Preferred unit distribution[2]	(5,425)	—	(10,850)	—
Economic Net Income, net of preferred unit distribution	153,455	98,984	222,240	121,517
Income tax provision[3]	(5,618)	(5,286)	(10,605)	(11,236)
After-tax Economic Net Income, net of preferred unit distribution	**$147,837**	**$93,698**	**$211,635**	**$110,281**
After-tax Economic Net Income per unit[1]	**$0.69**	**$0.44**	**$0.99**	**$0.52**
After-tax Economic Net Income per common unit				
Economic Net Income,net of preferred distribution	$153,455	$98,984	$222,240	$121,517
x Common ownership %	38.58%	37.88%	38.51%	37.88%
Economic Net Income attributable to common unitholders	**$59,209**	**$37,495**	**$85,588**	**$46,028**
Income tax provision[3]	(5,618)	(5,286)	(10,605)	(11,236)
After-tax Economic Net Income attributable to common unitholders	**$53,591**	**$32,209**	**$74,983**	**$34,792**
After-tax Economic Net Income per common unit	**$0.65**	**$0.40**	**$0.91**	**$0.43**

1. Pro forma units of 214,569,211 includes the sum of common units, Ares Operating Group Units that are exchangeable for common units on a one-for-one basis and the dilutive effects of the Company's equity-based awards.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as June 30, 2017.
3. The provision for income taxes on ENI was calculated by multiplying (1) Ares Management, L.P.'s share of ENI that is subject to corporate level taxes (reduced by the interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary) by (2) those subsidiaries' effective corporate tax rate.

18

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Distributable Earnings per Unit Data

	Three Months Ended June 30,		Six Months Ended June 30,	
	2017	2016	2017	2016
Distributable Earnings per Ares Operating Group Unit[1] outstanding				
Distributable Earnings	$69,692	$76,820	$110,601	$118,101
Preferred unit distribution[2]	(5,425)	-	(10,850)	-
Distributable Earnings, net of preferred unit distribution	$64,267	$76,820	$99,751	$118,101
x Ares Operating Group Units[1] ownership %	61.32%	62.08%	61.41%	62.10%
Distributable Earnings attributable to Ares Operating Group Units[1]	**$39,409**	**$47,691**	**$61,257**	**$73,340**
Distributable Earnings per Ares Operating Group Unit outstanding[1]	**$0.30**	**$0.36**	**$0.47**	**$0.55**
Distributable Earnings per common unit outstanding				
Distributable Earnings, net of preferred unit distribution	$64,267	$76,820	$99,751	$118,101
x Common unitholder ownership %	38.68%	37.92%	38.59%	37.90%
Distributable Earnings attributable to common unitholders	**$24,858**	**$29,129**	**$38,494**	**$44,761**
Current provision for income taxes[3]	2,151	(3,816)	—	(7,261)
After-tax Distributable Earnings attributable to common unitholders	**$27,009**	**$25,313**	**$38,494**	**$37,500**
Distributable Earnings per common unit, net of preferred unit distribution	**$0.33**	**$0.31**	**$0.47**	**$0.46**
Distribution declared per common unit	**$0.31**	**$0.28**	**$0.44**	**$0.43**

1. Exchangeable into common units.
2. The Company has 12,400,000 of 7% Series A Preferred Units outstanding as June 30, 2017.
3. The current provision for income taxes of Ares Management, L.P. on Distributable Earnings (DE) represents the current provision for income taxes on pre-tax net income or loss (reduced by the pro forma interest expense attributable to an intercompany loan between Ares Management, L.P. and a corporate subsidiary).

19

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20 • Substantial balance sheet value related to investments in Ares managed vehicles and net performance fees receivable ◦ $137.3 million in cash and cash equivalents, $510.9 million in debt obligations with $135.0 million drawn against our $1.04 billion revolving credit facility as of June 30, 2017 ◦ As of June 30, 2017, investments reported on a GAAP basis were $598.7 million. On an unconsolidated basis, investments were $739.2 million(1) ◦ As of June 30, 2017, gross performance fees receivable reported on a GAAP basis were $1,082.8 million. On an unconsolidated basis, performance fees receivable were $1,085.4 million(2) ▪ As of June 30, 2017, net performance fees receivable reported on a GAAP basis were $238.0 million. On an unconsolidated basis, performance fees receivable were $240.6 million(2) ▪ As of June 30, 2017, net performance fees receivable reported on a GAAP basis increased 47.8% compared to the fourth quarter of 2016. On an unconsolidated basis, net performance fees receivable increased 42.1% compared to the fourth quarter of 2016. 20% 66% 14%19% 67% 14% Balance Sheet 1. As of June 30, 2017, $51.9 million was invested in non-Ares managed vehicles. Difference between GAAP and unconsolidated investments represents investments of $140.5 million in Consolidated Funds that are eliminated upon consolidation. 2. Difference between GAAP and unconsolidated gross and net performance fees receivable of $2.6 million represents fees earned from Consolidated Funds that are eliminated upon consolidation. Q2 2017: $240.6 million Net Performance Fees Receivable by Group – Unconsolidated Net Performance Fees Receivable by Group – GAAP Q2 2017: $238.0 million Credit Private Equity Real Estate Credit Private Equity Real Estate

21 Corporate Data Board of Directors Michael Arougheti Co-Founder and President of Ares Paul G. Joubert Founding Partner of EdgeAdvisors and Investing Partner in Common Angels Ventures David Kaplan Co-Founder and Partner of Ares, Co-Head of Private Equity Group John Kissick Co-Founder and Former Partner of Ares Michael Lynton Former Chief Executive Officer of Sony Entertainment Dr. Judy D. Olian Dean of UCLA Anderson School of Management and the John E. Anderson Chair in Management Antony P. Ressler Co-Founder, Chairman and Chief Executive Officer of Ares Bennett Rosenthal Co-Founder and Partner of Ares, Co-Head of Private Equity Group Executive Officers Michael Arougheti Co-Founder and President Kipp deVeer Partner David Kaplan Co-Founder and Partner Michael McFerran Executive Vice President, Chief Financial Officer Antony P. Ressler Co-Founder and Chief Executive Officer Bennett Rosenthal Co-Founder and Partner Michael Weiner Executive Vice President, Chief Legal Officer of Ares Research Coverage Autonomous Patrick Davitt (646) 561-6254 Bank of America Merrill Lynch Michael Carrier (646) 855-5004 Credit Suisse Craig Sigenthaler (212) 325-3104 Goldman Sachs Alexander Blostein (212) 357-9976 JP Morgan Kenneth Worthington (212) 622-6613 Keefe, Bruyette & Woods Robert Lee (212) 887-7732 Morgan Stanley Michael Cyprys (212) 761-7619 RBC Capital Markets Kenneth Lee (212) 905-5995 SunTrust Robinson Humphrey Douglas Mewhirter (404) 926-5745 Wells Fargo Securities Christopher Harris (443) 263-6513 Corporate Counsel Proskauer Rose LLP Los Angeles, CA Corporate Headquarters 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067 Tel: (310) 201-4100 Fax: (310) 201-4170 Independent Registered Public Accounting Firm Ernst & Young LLP Los Angeles, CA Securities Listing NYSE: ARES NYSE: ARES PR A Transfer Agent American Stock Transfer & Trust Company, LLC 6201 15th Avenue Brooklyn, NY 11210 Tel: (877) 681-8121 Fax: (718) 236-2641 info@amstock.com www.amstock.com Investor Relations Contacts Carl Drake Partner/Head of Ares Management, LLC Public Investor Relations and Communications Tel: (678) 538-1981 cdrake@aresmgmt.com Veronica Mendiola Vice President Tel: (212) 808-1150 General IR Contact Tel (U.S.): (800) 340-6597 Tel (International): (212) 808-1101 IRARES@aresmgmt.com Please visit our website at: www.aresmgmt.com

Appendix

Financial Details – Segments

Three Months Ended June 30, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $19,143)	$112,654	$56,427	$16,479	$—	$185,560
Other fees	5,663	338	19	—	6,020
Compensation and benefits	(44,754)	(18,388)	(9,714)	(30,990)	(103,846)
General, administrative and other expenses	(7,949)	(4,345)	(3,091)	(18,961)	(34,346)
Fee Related Earnings	**$65,614**	**$34,032**	**$3,693**	**$(49,951)**	**$53,388**
Performance fees - realized	$7,883	$64,780	$1,467	$—	$74,130
Performance fees - unrealized	5,093	228,747	29,789	—	263,629
Performance fee compensation - realized	(1,898)	(50,914)	(161)	—	(52,973)
Performance fee compensation - unrealized	(6,079)	(184,021)	(18,632)	—	(208,732)
Net performance fees	**$4,999**	**$58,592**	**$12,463**	**$0**	**$76,054**
Investment income - realized	$2,525	$2,717	$373	$1,340	$6,955
Investment income (loss) - unrealized	(3,450)	25,354	1,134	(2,728)	20,310
Interest and other investment income	2,958	1,983	1,534	225	6,700
Interest expense	(3,065)	(1,397)	(429)	(463)	(5,354)
Net investment income (loss)	**$(1,032)**	**$28,657**	**$2,612**	**$(1,626)**	**$28,611**
Performance Related Earnings	$3,967	$87,249	$15,075	$(1,626)	$104,665
Economic Net Income	$69,581	$121,281	$18,768	$(51,577)	$158,053
Distributable Earnings	$67,010	$47,973	$4,747	$(50,038)	$69,692

Three Months Ended June 30, 2016

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $28,999)	$109,141	$37,241	$16,230	$—	$162,612
Other fees	550	334	435	—	1,319
Compensation and benefits	(45,937)	(15,495)	(10,633)	(24,988)	(97,053)
General, administrative and other expenses	(6,799)	(3,324)	(2,511)	(14,679)	(27,313)
Fee Related Earnings	**$56,955**	**$18,756**	**$3,521**	**$(39,667)**	**$39,565**
Performance fees - realized	$16,024	$62,779	$2,801	$—	$81,604
Performance fees - unrealized	16,351	105,702	1,261	—	123,314
Performance fee compensation - realized	(754)	(50,224)	(53)	—	(51,031)
Performance fee compensation - unrealized	(14,604)	(84,488)	(1,773)	—	(100,865)
Net performance fees	**$17,017**	**$33,769**	**$2,236**	**$0**	**$53,022**
Investment income (loss) - realized	($280)	$3,406	$695	$(31)	$3,790
Investment income (loss) - unrealized	5,391	2,061	(1,067)	(11,904)	(5,519)
Interest and other investment income (loss)	8,098	8,206	36	(19)	16,321
Interest expense	(2,450)	(1,397)	(272)	(709)	(4,828)
Net investment income (loss)	**$10,759**	**$12,276**	**$(608)**	**$(12,663)**	**$9,764**
Performance Related Earnings	$27,776	$46,045	$1,628	$(12,663)	$62,786
Economic Net Income	$84,731	$64,801	$5,149	$(52,330)	$102,351
Distributable Earnings	$73,342	$40,310	$7,781	$(44,613)	$76,820

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.

ARES

23

Financial Details – Segments

Six Months Ended June 30, 2017

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $52,400)	$234,001	$96,246	$32,094	$—	$362,341
Other fees	10,166	678	10	—	10,854
Compensation and benefits	(96,096)	(31,606)	(19,450)	(57,304)	(204,456)
General, administrative and other expenses	(15,915)	(8,543)	(5,822)	(38,349)	(68,629)
Fee Related Earnings	**$132,156**	**$56,775**	**$6,832**	**$(95,653)**	**$100,110**
Performance fees - realized	$16,661	$64,780	$1,494	$—	$82,935
Performance fees - unrealized	8,029	260,984	43,877	—	312,890
Performance fee compensation - realized	(7,183)	(50,914)	(177)	—	(58,274)
Performance fee compensation - unrealized	(7,537)	(209,526)	(27,070)	—	(244,133)
Net performance fees	**$9,970**	**$65,324**	**$18,124**	**$0**	**$93,418**
Investment income - realized	$2,843	$3,296	$2,156	$3,199	$11,494
Investment income (loss) - unrealized	1,139	33,900	690	(4,135)	31,594
Interest and other investment income	2,939	2,135	1,353	1,099	7,526
Interest expense	(5,523)	(2,910)	(861)	(939)	(10,233)
Net investment income (loss)	**$1,398**	**$36,421**	**$3,338**	**$(776)**	**$40,381**
Performance Related Earnings	$11,368	$101,745	$21,462	$(776)	$133,799
Economic Net Income	$143,524	$158,520	$28,294	$(96,429)	$233,909
Distributable Earnings	$131,282	$69,887	$7,860	$(98,428)	$110,601

Six Months Ended June 30, 2016

$ in thousands	Credit Group	Private Equity Group	Real Estate Group	Operations Management Group	Total[1]
Management fees (Credit Group includes ARCC Part I Fees of $57,624)	$216,388	$75,917	$32,975	$—	$325,280
Other fees	659	674	693	—	2,026
Compensation and benefits	(89,846)	(29,859)	(21,868)	(51,265)	(192,838)
General, administrative and other expenses	(12,109)	(6,564)	(5,952)	(31,230)	(55,855)
Fee Related Earnings	**$115,092**	**$40,168**	**$5,848**	**$(82,495)**	**$78,613**
Performance fees - realized	$22,202	$62,779	$2,972	$—	$87,953
Performance fees - unrealized	(12,696)	93,279	5,383	—	85,966
Performance fee compensation - realized	(2,737)	(50,224)	(53)	—	(53,014)
Performance fee compensation - unrealized	1,833	(75,379)	(4,006)	—	(77,552)
Net performance fees	**$8,602**	**$30,455**	**$4,296**	**$0**	**$43,353**
Investment income (loss) - realized	($198)	$3,374	$563	($88)	$3,651
Investment income (loss) - unrealized	3,796	(8,096)	1,732	(11,519)	(14,087)
Interest and other investment income (loss)	15,677	8,115	928	(68)	24,652
Interest expense	(4,898)	(2,802)	(546)	(1,437)	(9,683)
Net investment income (loss)	**$14,377**	**$591**	**$2,677**	**$(13,112)**	**$4,533**
Performance Related Earnings	$22,979	$31,046	$6,973	$(13,112)	$47,886
Economic Net Income	$138,071	$71,214	$12,821	$(95,607)	$126,499
Distributable Earnings	$139,815	$58,681	$10,459	$(90,854)	$118,101

1. Includes results of the reportable segments on a combined basis together with the Operations Management Group. See "GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis" on slides 13-14.

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AUM and FPAUM Rollforward

Q2-17 Total AUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q1-17 Ending Balance	**$65,231**	**$24,653**	**$9,941**	**$99,825**
Acquisitions	—	—	—	—
Commitments	4,350	281	738	5,369
Capital reductions	(2,527)	(1)	—	(2,528)
Distributions/redemptions	(919)	(659)	(168)	(1,746)
Changes in fund value	1,312	1,496	281	3,089
Q2-17 Ending Balance	**$67,447**	**$25,770**	**$10,792**	**$104,009**
QoQ change	**$2,216**	**$1,117**	**$851**	**$4,184**

LTM Total AUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q2-16 Ending Balance	**$60,325**	**$24,814**	**$10,124**	**$95,263**
Acquisitions	3,605	—	—	3,605
Commitments	12,907	483	1,481	14,871
Capital reductions	(8,835)	(5)	(105)	(8,945)
Distributions/redemptions	(3,183)	(2,920)	(1,216)	(7,319)
Changes in fund value	2,628	3,398	508	6,534
Q2-17 Ending Balance	**$67,447**	**$25,770**	**$10,792**	**$104,009**
YoY change	**$7,122**	**$956**	**$668**	**$8,746**

Q2-17 Total FPAUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q1-17 Ending Balance	**$45,696**	**$17,182**	**$6,357**	**$69,235**
Acquisitions	—	—	—	—
Commitments	1,251	281	390	1,922
Subscriptions/deployment/increase in leverage	1,265	456	154	1,875
Distributions/redemptions/decrease in leverage	(2,684)	(570)	(96)	(3,350)
Changes in fund value	756	(57)	85	784
Change in fee basis	225	—	(236)	(11)
Q2-17 Ending Balance	**$46,509**	**$17,292**	**$6,654**	**$70,455**
QoQ change	**$813**	**$110**	**$297**	**$1,220**

LTM Total FPAUM Rollforward ($ in millions)	Credit	Private Equity	Real Estate	Total
Q2-16 Ending Balance	**$40,586**	**$11,853**	**$6,644**	**$59,083**
Acquisitions	2,789	—	—	2,789
Commitments	4,143	8,081	680	12,904
Subscriptions/deployment/increase in leverage	4,164	908	573	5,645
Distributions/redemptions/decrease in leverage	(7,337)	(1,422)	(902)	(9,661)
Changes in fund value	1,939	(337)	51	1,653
Change in fee basis	225	(1,791)	(392)	(1,958)
Q2-17 Ending Balance	**$46,509**	**$17,292**	**$6,654**	**$70,455**
YoY change	**$5,923**	**$5,439**	**$10**	**$11,372**

Credit

- AUM increased by 3.4% from Q1-17, primarily driven by new capital commitments to syndicated loans and direct lending strategies, partially offset by paydowns in U.S. syndicated loans (within CLOs) and other credit funds
- FPAUM increased by 1.8% from Q1-17, primarily driven by new commitments to syndicated loans strategy and deployment in direct lending funds paid on invested capital, largely offset by paydowns in U.S. syndicated loans (within CLOs) and other credit funds

Private Equity

- AUM increased by 4.5% from Q1-17 primarily due to appreciation in ACOF III and ACOF IV and additional equity commitments to EIF V, partially offset by distributions in various Private Equity funds
- FPAUM increased slightly by 0.6% from Q1-17, primarily driven by new commitments and deployment, largely offset by exits in various Private Equity funds

Real Estate

- AUM increased by 8.6% from Q1-17, primarily driven by fundraising of new U.S. equity funds and new debt commitments to ACRE, offset by distributions in our U.S. and E.U. equity strategies
- FPAUM increased by 4.7% from Q1-17, primarily driven by fundraising of new U.S. equity funds, offset by change in fee basis in U.S. Real Estate Fund VIII and distributions in our U.S. and E.U. equity strategies

Note: For definitions of AUM and FPAUM please refer to the "Glossary" slide in the appendix.

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26 AUM and FPAUM by Strategy(1) 1. As of June 30, 2017. 2. AUM includes ARCC, IHAM, SSLP and SDLP AUM of $13.8 billion, $3.9 billion, $0.9 billion and $1.6 billion, respectively. ARCC’s wholly owned portfolio company, IHAM, an SEC registered investment adviser, manages 23 funds and serves as the sub-manager or sub-adviser for 2 other funds as of June 30, 2017. Strategy ($ in billions) AUM % AUM FPAUM % FPAUM Credit Syndicated Loans $16.6 25% $15.1 32% High Yield 4.5 7% 4.5 10% Credit Opportunities 3.3 5% 2.8 6% Structured Credit 4.5 6% 3.4 7% U.S. Direct Lending(2) 27.7 41% 15.0 32% E.U. Direct Lending 10.8 16% 5.7 13% Total Credit Group $67.4 100% $46.5 100% Private Equity Corporate Private Equity ACOF V $7.8 30% $7.6 44% ACOF IV 6.3 24% 3.2 19% ACOF III 4.7 18% 1.5 9% ACOF I-II 0.5 2% 0.0 0% ACOF Asia 0.2 1% 0.1 0% U.S Power and Energy Infrastructure EIF I-IV and Co-investment Vehicles 3.8 16% 3.3 20% EIF V 0.9 3% 0.8 4% Special Situations Special Situations 1.6 6% 0.8 4% Private Equity Group $25.8 100% $17.3 100% Real Estate U.S. Equity $4.7 43% $3.0 45% E.U. Equity 3.1 29% 2.5 38% Debt 3.0 28% 1.2 17% Real Estate Group $10.8 100% $6.7 100% Total $104.0 $70.5

27 Balance Sheet Investments by Strategy Note: Reflects the balance sheet of Ares Management, L.P. and its consolidated subsidiaries, excluding the effect of Consolidation. *Through investments in Ares CLOs. $ in thousands June 30, 2017 December 31, 2016 Credit Syndicated Loans* $212,389 $140,667 Credit Opportunities 4,256 4,035 Structured Credit 9,805 9,004 U.S. Direct Lending 45,474 37,696 E.U. Direct Lending 45,314 44,882 Credit Group $317,238 $236,284 Private Equity ACOF I - II $4,166 $5,503 ACOF III 125,097 97,549 ACOF IV 43,443 37,308 ACOF V 9,470 — ACOF Asia 69,891 71,769 U.S. Power & Energy Infrastructure 11,894 17,361 Special Situations 23,585 27,927 Private Equity $287,546 $257,417 Real Estate U.S. Equity $67,354 $62,208 E.U. Equity 15,154 13,077 Real Estate $82,508 $75,285 Operations Management Group Other $51,867 $53,229 Other $51,867 $53,229 Total $739,159 $622,215

Significant Fund Performance Metrics*

The following table presents the performance data for significant funds in the Credit Group that are not drawdown funds:

As of June 30, 2017										
			Returns (%)[1]							
			Current Quarter		Year-To-Date		Since Inception[2]			
	Year of Inception	AUM (in millions)	Gross	Net	Gross	Net	Gross	Net	Primary Investment Strategy
Credit									
ARCC[3]	2004	$13,766	N/A	2.6%	N/A	5.3%	N/A	11.8%	U.S. Direct Lending
Sub-advised Client A[4]	2007	709	2.4%	2.3%	4.4%	4.2%	8.0%	7.6%	High Yield
Sub-advised Client B[4]	2009	677	1.0%	0.9%	2.0%	1.7%	6.5%	5.9%	Syndicated Loans
ELIS XI[4]	2013	682	1.2%	1.1%	2.3%	2.1%	3.4%	2.9%	Syndicated Loans
Separately Managed Account Client A[4]	2015	1,120	1.8%	1.8%	6.6%	6.4%	6.7%	6.4%	Structured Credit
Separately Managed Account Client B*	2016	811	N/A	N/A	N/A	N/A	N/A	N/A	High Yield

Note: Past performance is not indicative of future results. AUM and Net Returns as of June 30, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2017 or comprised 1% or more of the Company's total FPAUM as of June 30, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund. ARCC is a publicly traded vehicle.

* Returns are not shown for funds until at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed.

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28

Significant Fund Performance Metrics*

The following table presents the performance data for our significant funds, all of which are drawdown funds:

As of June 30, 2017

Credit

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[5]	Unrealized Value[6]	Total Value	MOIC Gross[7]	MOIC Net[8]	IRR Gross[9]	IRR Net[10]	Primary Investment Strategy
ACE II[11]	2013	$1,502	$1,216	$962	$327	$876	$1,202	1.3x	1.2x	10.3%	7.4%	E.U. Direct Lending
ACE III[12]*	2015	4,862	2,822	1,414	49	1,485	1,534	1.1x	1.1x	N/A	N/A	E.U. Direct Lending

Private Equity

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
USPF III	2007	$926	$1,350	$1,807	$1,732	$912	$2,644	1.5x	1.4x	8.5%	5.9%	U.S. Power and Energy Infrastructure
ACOF III	2008	4,709	3,510	3,867	5,671	4,363	10,034	2.6x	2.2x	31.7%	23.7%	Corporate Private Equity
USPF IV	2010	1,953	1,688	1,772	742	1,724	2,466	1.4x	1.3x	12.7%	9.5%	U.S. Power and Energy Infrastructure
ACOF IV	2012	6,278	4,700	3,733	1,324	5,093	6,417	1.7x	1.5x	24.9%	16.8%	Corporate Private Equity
ACOF V*	2017	7,794	7,850	716	9	707	716	1.0x	0.9x	N/A	N/A	Corporate Private Equity
EIF V[7]*	2015	875	801	264	75	299	375	1.4x	1.5x	N/A	N/A	U.S. Power and Energy Infrastructure

Real Estate

($ in millions)	Year of Inception	AUM	Original Capital Commitment	Cumulative Invested Capital	Realized Proceeds[1]	Unrealized Value[2]	Total Value	MOIC Gross[3]	MOIC Net[4]	IRR Gross[5]	IRR Net[6]	Primary Investment Strategy
EF IV[7]	2014	$1,304	$1,302	$875	$94	$1,082	$1,176	1.3x	1.2x	21.0%	13.0%	E.U. Real Estate Equity
EPEP II[8]*	2015	766	747	228	16	257	273	1.2x	1.1x	N/A	N/A	E.U. Real Estate Equity

Note: Past performance is not indicative of future results. AUM and Net Returns as of June 30, 2017 unless otherwise noted. The above table includes fund performance metrics for significant funds which includes those that contributed at least 1% of total management fees for the six months ended June 30, 2017 or comprised 1% or more of the Company's total FPAUM as of June 30, 2017, and for which we have sole discretion for investment decisions within the fund. Please see significant fund performance endnotes on slides 30-31 for additional information. Return information presented may not reflect actual returns earned by investors in the applicable fund.

* IRRs are not shown for funds until at least 2 years from initial investment and the fund is either 50% through its investing period or 50% of committed capital has been deployed.

29

30 Significant Fund Performance Metrics Endnotes Credit 1. Returns are time-weighted rates of return and include the reinvestment of income and other earnings from securities or other investments and reflect the deduction of all trading expenses. 2. Since inception returns are annualized. 3. Net returns are calculated using the fund's NAV and assume dividends are reinvested at the closest quarter-end NAV to the relevant quarterly ex-dividend dates. Additional information related to ARCC can be found in its financial statements filed with the SEC, which are not part of this presentation. 4. Gross returns do not reflect the deduction of management fees or any other expenses. Net returns are calculated by subtracting the applicable management fee from the gross returns on a monthly basis. 5. Realized proceeds represent the sum of all cash distributions to all partners and if applicable, exclude tax and incentive distributions made to the general partner. 6. Unrealized value represents the fund's NAV reduced by the accrued incentive allocation, if applicable. There can be no assurance that unrealized values will be realized at the valuations indicated. 7. The gross multiple of invested capital (“MoIC”) is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 8. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 9. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Gross IRR reflects returns to the fee-paying limited partners and if applicable, excludes interests attributable to the non-fee paying limited partners and/or the general partner which does not pay management fees or performance fees. The cash flow dates used in the gross IRR calculation are based on the actual dates of the cash flows. Gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 10. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee- paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. 11. ACE II is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net IRR and gross and net MoIC presented in the chart are for the U.S. dollar denominated feeder fund as that is the larger of the two feeders. The gross and net IRR for the Euro denominated feeder fund are 12.9% and 9.7%, respectively. The gross and net MoIC for the Euro denominated feeder fund are 1.4x and 1.3x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. The variance between the gross and net MoICs and the net IRRs for the U.S. dollar denominated and Euro denominated feeder funds is driven by the U.S. GAAP mark-to-market reporting of the foreign currency hedging program in the U.S. dollar denominated feeder fund. The feeder fund will be holding the foreign currency hedges until maturity, and therefore is expected to ultimately recognize a gain while mitigating the currency risk associated with the initial principal investments. 12. ACE III is made up of two feeder funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC presented in the chart are for the Euro denominated feeder fund as that is the larger of the two feeders. The gross and net MoIC for the U.S. dollar denominated feeder fund are 1.1x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of the fund's closing. All other values for ACE III are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. Private Equity 1. Realized proceeds represent the sum of all cash dividends, interest income, other fees and cash proceeds from realizations of interests in portfolio investments. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment-level and is based on the interests of all partners. The gross MoIC is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC for the U.S. power and energy infrastructure funds is calculated at the fund-level. The net MoIC for the corporate private equity funds is calculated at the investment-level. For all funds, the net MoIC is based on the interests of the fee-paying limited partners and if applicable, excludes those interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at month-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 6. The net IRR for the U.S. power and energy infrastructure funds is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. The cash flow dates used in the net IRR calculations are based on the actual dates of the cash flows. The net IRR for the corporate private equity funds is an annualized since inception net internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Cash flows used in the net IRR calculations are assumed to occur at month end. For all funds, the net IRRs reflect returns to the fee-paying limited partners and if applicable, exclude interests attributable to the non-fee paying limited partners and/or the general partner who does not pay management fees or performance fees. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. 7. The Gross MoIC is lower than the Net MoIC due to the fund's utilization of a credit facility to fund an investment that is currently under construction and not generating cash flow.

31 Significant Fund Performance Metrics Endnotes (cont’d) Real Estate 1. Realized proceeds include distributions of operating income, sales and financing proceeds received. 2. Unrealized value represents the fair market value of remaining investments. There can be no assurance that unrealized investments will be realized at the valuations indicated. 3. The gross MoIC is calculated at the investment level and is based on the interests of all partners. The gross MoIC for all funds is before giving effect to management fees, performance fees as applicable and other expenses. 4. The net MoIC is calculated at the fund-level and is based on the interests of the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees or has such fees rebated outside of the fund. The net MoIC is after giving effect to management fees, performance fees as applicable and other expenses. 5. The gross IRR is an annualized since inception gross internal rate of return of cash flows to and from investments and the residual value of the investments at the end of the measurement period. Gross IRRs reflect returns to all partners. Cash flows used in the gross IRR calculation are assumed to occur at quarter-end. The gross IRRs are calculated before giving effect to management fees, performance fees as applicable, and other expenses. 6. The net IRR is an annualized since inception net internal rate of return of cash flows to and from the fund and the fund’s residual value at the end of the measurement period. Net IRRs reflect returns to the fee-paying partners and, if applicable, excludes interests attributable to the non fee-paying partners and/or the general partner who does not pay management fees or performance fees or has such fees rebated outside of the fund. The cash flow dates used in the net IRR calculation are based on the actual dates of the cash flows. The net IRRs are calculated after giving effect to management fees, performance fees as applicable, and other expenses. 7. EF IV is made up of two parallel funds, one denominated in U.S. dollars and one denominated in Euros. The gross and net MoIC and gross and net IRR presented in the chart are for the U.S. dollar denominated parallel fund as that is the larger of the two funds. The gross and net IRRs for the Euro denominated parallel fund are 21.3% and 13.5%, respectively. The gross and net MoIC for the Euro denominated parallel fund are 1.3x and 1.2x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing.  All other values for EF IV are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate. 8. EPEP II is made up of dual currency investors and Euro currency investors. The gross and net MoIC presented in the chart are for dual currency investors as dual currency investors represent the largest group of investors in the fund. Multiples exclude foreign currency gains and losses since dual currency investors fund capital contributions and receive distributions in local deal currency (GBP or EUR) and therefore, do not realize foreign currency gains or losses. The gross and net MoIC for the Euro currency investors, which include foreign currency gains and losses, are 1.2x and 1.1x, respectively. Original capital commitments are converted to U.S. dollars at the prevailing exchange rate at the time of fund's closing. All other values for EPEP II are for the combined fund and are converted to U.S. dollars at the prevailing quarter-end exchange rate.

32 Weighted Average Unit Information 1. Represents units exchangeable for Ares Management, L.P. common units on a one-for-one basis. 2. We apply the treasury stock method to determine the dilutive weighted-average common units represented by our restricted stock to be settled in common units and options to acquire common units. Under the treasury stock method, compensation expense attributed to future services and not yet recognized is presumed to be used to acquire outstanding common units, thus reducing the weighted-average number of units and the dilutive effect of these awards. 3. Represents proportional dilutive impact based upon the percentage of Ares Operating Group owned by Ares Management, L.P. (38.68% and 37.92% as of June 30, 2017 and 2016, respectively). Q2-17 Q2-16 GAAP Units Adjusted Common Units(3) GAAP Units Adjusted Common Units(3) Ares Management, L.P. weighted average common units 81,829,086 81,829,086 80,715,723 80,715,723 Ares Operating Group Units exchangeable into common units(1) 130,249,329 — 132,350,586 — Dilutive effect of unvested restricted common units(2) 2,490,796 961,057 1,616,470 612,243 Total Pro Forma Units 214,569,211 82,790,143 214,682,779 81,327,966

Additional Information

Distributions

- Ares declared a quarterly distribution of $0.31 per common unit, payable on September 1, 2017 to common unitholders of record at the close of business on August 18, 2017
- Ares declared a distribution of $0.4375 per Series A Preferred Unit with a payment date of September 30, 2017 to preferred unitholders of record as of the close of business on September 15, 2017

Targeted Net Returns[1]

Credit Group:

- Syndicated Loans and High Yield Bonds: Benchmark Outperformance[2]
- Credit Opportunities: 8-12%
- Structured Credit: 5-15%
- Direct Lending: 5-15%[5]

Real Estate Group:

- Real Estate Debt: 5-12%
- Real Estate Equity: 12-18%

Private Equity Group:

- Corporate Private Equity: 18-22%
- U.S. Power and Energy Infrastructure: 15-17%
- Special Situations: 15-20%

Capital Base by Duration[1]

Permanent Capital: 16%
10 or more years: 14%
7 to 9 years: 21%
3 to 6 years: 25%
Fewer than 3 years: 7%
Managed Accounts: 17%

Investor Base as % of AUM[1]

Public Entity & Related: 21%

- **~600** institutional investors[3]
- **200,000+** retail investors across our public funds[4]

Institutional Intermediated: 13%

Institutional Direct: 66%

- Pension: 43%
- SWF: 15%
- Bank/Private Bank: 12%
- Investment Manager: 5%
- Insurance: 15%
- Endowment: 2%
- Other: 8%

Total Direct Institutional Investors: 734

No assurance can be made that such results will be achieved.

1. As of June 30, 2017, unless otherwise noted.
2. Ares bank loan and high yield strategies are typically benchmarked against the Credit Suisse Leveraged Loan Index ("CSLLI") and the BofA Merrill Lynch U.S. High Yield Master II Index ("H0A0"), respectively. While the other credit strategies cited above are absolute return focused, our bank loan and high yield funds seek to outperform these respective indices over market cycles. Q2-17 returns for the CSLLI and the H0A0 were 0.8% and 2.1%, respectively. NOTE: Certain of Ares funds are not benchmarked against any particular index due to fund specific portfolio constraints.
3. Most recent data available as of July 24, 2017.
4. As of March 9, 2017 for ARCC, April 12, 2017 for ACRE and April 28, 2017 for ARDC.
5. Includes funds managed or co-managed by Ares. Also includes funds managed by IHAM, a wholly owned portfolio company of ARCC, and a registered investment adviser.

ARES

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34 ENI and Other Measures –Financial Data(1) 1. Unconsolidated results represent the operating segments plus OMG but exclude the effect of Consolidated Funds. 2. Includes ARCC Part I Fees of $121.2 million and $121.5 million for the years ended December 31, 2016 and 2015, respectively. 3. Compensation and benefits expenses include expense reimbursements of $23.9 million and $21.6 million for the years ended December 31, 2016 and 2015, respectively, that were previously presented as administrative and other fees. 4. G&A expenses include expense reimbursements of $3.0 million and $4.4 million for the years ended December 31, 2016 and 2015, respectively, that were previously presented as administrative and other fees. $ in thousands Year ended December 31, 2016 2015 Credit Group $444,664 $432,769 Private Equity Group 147,790 152,104 Real Estate Group 66,997 66,045 Management fees(2) $659,451 $650,918 Other fees $12,351 $4,599 Compensation and benefits expenses(3) (384,715) (360,622) General, administrative and other expense(4) (114,737) (117,903) Fee Related Earnings $172,350 $176,992 Net performance fees $133,624 $41,912 Net investment income (loss) 51,009 (2,526) Performance Related Earnings $184,633 $39,386 Economic Net Income $356,983 $216,378 Other Data Total Fee Revenue $793,075 $692,830 Distributable Earnings $264,306 $230,589 Management Fees as % of Total Fees 83% 94% Fee Related Earnings as % of Economic Net Income 48% 82% Fee Related Earnings as % of Distributable Earnings 65% 77%

35 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis Note: This table is a reconciliation of income before provision for income taxes on a consolidated basis to ENI, FRE, PRE and DE on Unconsolidated basis, which shows the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. $ in thousands Year ended December 31, 2016 2015 Economic net income and fee related earnings: Income before taxes $297,920 $81,484 Adjustments: Amortization of intangibles 26,638 46,227 Depreciation expense 8,215 6,942 Equity compensation expenses 39,065 32,244 Acquisition and merger-related expenses (16,902) 34,864 Placement fees and underwriting costs 6,424 8,825 Other non-cash expense, net (1,728) 110 (Income) loss before taxes of non-controlling interests in Consolidated Funds, net of eliminations (2,649) 5,682 Economic net income $356,983 $216,378 Unconsolidated performance fee income - realized ($292,998) ($121,948) Unconsolidated performance fee income - unrealized (228,472) (31,647) Unconsolidated performance fee compensation expense - realized 198,264 65,191 Unconsolidated performance fee compensation expense - unrealized 189,582 46,492 Unconsolidated net investment (income) loss (51,009) 2,526 Fee related earnings $172,350 $176,992 Unconsolidated performance fee – realized $292,998 $121,948 Unconsolidated performance fee compensation expense – realized (198,264) (65,191) Unconsolidated investment and other income, net 33,244 24,836 Less: One-time acquisition costs (841) (2,916) Dividend equivalent (5,323) (3,337) Equity (income) loss 870 (758) Income tax expense (16,089) (5,208) Placement fees and underwriting costs (6,424) (8,825) Non-cash depreciation and amortization (8,215) (6,952) Distributable earnings $264,306 $230,589 Performance related earnings Economic net income $356,983 $216,378 Less: fee related earnings (172,350) (176,992) Performance Related Earnings $184,633 $39,386

36 GAAP to Non-GAAP Reconciliation – Unconsolidated Reporting Basis (cont.) Note: These tables are a reconciliation of consolidated performance fee income, realized and unrealized performance fee income and net investment income to an Unconsolidated basis, which assist in the reconciliation of GAAP Net Income to fee related earnings and distributable earnings. These reconciliations show the results of the reportable segments on a combined basis together with the Operations Management Group. Management believes that this presentation is more meaningful than a reconciliation to the reportable segments on a segment basis because such reconciliation would exclude the Operations Management Group. Differences may arise due to rounding. 1. Related to performance fees for AREA Sponsor Holdings LLC. Changes in value of this investment are reflected within other (income) expense in the Company’s Condensed Consolidated Statements of Operations. $ in thousands Year ended December 31, 2016 2015 Performance fee and net investment income reconciliation: Unconsolidated performance fee income - realized $292,998 $121,948 Performance fee income - realized earned from Consolidated Funds — (1,769) Performance fee - realized reclass(1) (7,367) (6,472) GAAP performance fee income - realized $285,631 $113,707 Unconsolidated performance fee income - unrealized $228,472 $31,647 Performance fee income - unrealized earned from Consolidated Funds (1,139) 6,187 Performance fee - unrealized reclass(1) 4,888 (926) GAAP performance fee income - unrealized $232,221 $36,908 Unconsolidated net investment income (loss) $51,009 ($2,526) Net investment income from Consolidated Funds 42,244 25,702 Performance fee - reclass (1) 2,479 7,398 Change in value of contingent consideration 17,675 21,064 Other non-cash expense 1,728 (110) Merger-related expenses — (15,446) GAAP total other income $115,135 $36,082

37 Glossary ARCC Part I Fees ARCC Part I Fees refers to a quarterly performance fee on the investment income from ARCC. ARCC Part II Fees ARCC Part II Fees refers to fees based on ARCC's net capital gains, which are paid annually. Ares Operating Group Units Ares Operating Group Unit refers to, collectively, a partnership unit in each of the Ares Operating Group entities. Assets Under Management Assets Under Management (or “AUM”) refers to the assets we manage. For our funds other than CLOs, our AUM represents the sum of the net asset value of such funds, the drawn and undrawn debt (at the fund level including amounts subject to restrictions) and uncalled committed capital (including commitments to funds that have yet to commence their investment periods). For our funds that are CLOs, our AUM represents subordinated notes (equity) plus all drawn and undrawn debt tranches. Available Capital Available Capital is comprised of uncalled committed capital and undrawn amounts under credit facilities and may include AUM that may be cancelled or not otherwise available to invest (also referred to as "Dry Powder"). Consolidated Funds Consolidated Funds refers collectively to certain Ares-affiliated funds, related co-investment entities and certain CLOs that are required under GAAP to be consolidated in our consolidated financial statements. Distributable Earnings Distributable earnings (or “DE”), a non-GAAP measure, is an operating metric that assesses our performance without the effects of our consolidated funds and the impact of unrealized income and expenses, which generally fluctuate with fair value changes. Among other things, this metric also is used to assist in determining amounts potentially available for distribution. However, the declaration, payment, and determination of the amount of distributions to unitholders, if any, is at the sole discretion of our Board of Directors, which may change our distribution policy at any time. Distributable earnings is calculated as the sum of Fee Related Earnings, realized performance fees, realized performance fee compensation, realized net investment and other income, and is reduced by expenses arising from transaction costs associated with acquisitions, placement fees and underwriting costs, expenses incurred in connection with corporate reorganization and depreciation. Distributable earnings differs from income before taxes computed in accordance with GAAP as it is typically presented before giving effect to unrealized performance fees, unrealized performance fee compensation, unrealized net investment income, amortization of intangibles, and equity compensation expense. DE is presented prior to the effect of income taxes attributable to Ares Holdings Inc, and to distributions made to our preferred unitholders, unless otherwise noted. Economic Net Income Economic net income (or “ENI”), a non-GAAP measure, is an operating metric used by management to evaluate total operating performance, a decision tool for deployment of resources, and an assessment of the performance of our business segments. ENI differs from net income by excluding (a) income tax expense, (b) operating results of our Consolidated Funds, (c) depreciation and amortization expense, (d) the effects of changes arising from corporate actions, and (e) certain other items that we believe are not indicative of our total operating performance. Changes arising from corporate actions include equity-based compensation expenses, the amortization of intangible assets, transaction costs associated with mergers and acquisitions and capital transactions, placement fees and underwriting costs and expenses incurred in connection with corporate reorganization.

38 Glossary (cont’d) Fee Paying Assets Under Management Fee paying AUM (or “FPAUM”) refers to the AUM on which we directly earn management fees. Fee paying AUM is equal to the sum of all the individual fee bases of our funds that directly contribute to our management fees. Fee Related Earnings Fee related earnings (or “FRE”), a non-GAAP measure, refers to a component of ENI that is used to assess core operating performance by determining whether recurring revenue, primarily consisting of management fees, is sufficient to cover operating expenses and to generate profits. FRE differs from income before taxes computed in accordance with GAAP as it adjusts for the items included in the calculation of ENI and excludes performance fees, performance fee compensation, investment income from our Consolidated Funds and non-consolidated funds and certain other items that we believe are not indicative of our performance. Gross Invested Capital Gross Invested Capital refers to the aggregate amount of new capital invested by our funds during a given period, and includes investments made by our draw-down funds and permanent capital vehicles (and affiliated funds) and new capital raised and invested by our open-ended managed accounts, sub advised accounts and CLOs, but excludes capital that is reinvested (after receiving repayments of capital) by our open-ended managed accounts, sub advised accounts and CLOs. Incentive Generating Assets Under Management Incentive generating AUM (or “IGAUM”) refers to the AUM of our funds that are currently generating, on a realized or unrealized basis, performance fee revenue. It generally represents the NAV of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). With respect to ARCC, only ARCC Part II Fees may be generated from IGAUM . Incentive Eligible Assets Under Management Incentive eligible AUM (or “IEAUM”) refers to the AUM of our funds that are eligible to produce performance fee revenue, regardless of whether or not they are currently generating performance fees. It generally represents the NAV plus uncalled equity of our funds for which we are entitled to receive a performance fee, excluding capital committed by us and our professionals (which generally is not subject to a performance fee). Net Inflows of Capital Represents net new commitments during the period, including equity and debt commitments and gross inflows into our open-ended managed accounts and sub-advised accounts, as well as equity offerings by our publicly traded vehicles minus redemptions from our open-ended funds, managed accounts and sub-advised accounts. Operations Management Group In addition to our three segments, we have an Operations Management Group (the “OMG”) that consists of five independent, shared resource groups to support our reportable segments by providing infrastructure and administrative support in the areas of accounting/finance, operations/information technology, business development/corporate strategy, legal/compliance and human resources. The OMG’s expenses are not allocated to our three reportable segments but we consider the cost structure of the OMG when evaluating our financial performance. Our management uses this information to assess the performance of our reportable segments and our Operations Management Group, and we believe that this information enhances the ability of unitholders to analyze our performance.

39 Glossary (cont’d) Our Funds Our funds refers to the funds, alternative asset companies, co-investment vehicles and other entities and accounts that are managed or co-managed by the Ares Operating Group, and which are structured to pay fees. It also includes funds managed by Ivy Hill Asset Management, L.P., a wholly owned portfolio company of ARCC, and a registered investment adviser. Performance Fees Performance fees refers to fees we earn based on the performance of a fund, which are generally based on certain specific hurdle rates as defined in the fund’s investment management or partnership agreements and may be structured as either an incentive fee or as carried interest. Performance Related Earnings Performance related earnings (or “PRE”) , a non-GAAP measure, is used to assess our investment performance net of performance fee compensation. PRE differs from income (loss) before taxes computed in accordance with GAAP as it only includes performance fees, performance fee compensation and total investment and other income that we earn from our Consolidated Funds and non-consolidated funds. Permanent Capital Permanent capital refers to capital of our funds that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law, which funds currently consist of Ares Capital Corporation (“ARCC”), Ares Commercial Real Estate Corporation (“ACRE”), and Ares Dynamic Credit Allocation Fund, Inc. (“ARDC”); such funds may be required, or elect, to return all or a portion of capital gains and investment income. Senior Secured Loan Fund LLC Senior Secured Loan Fund LLC (or ‘‘SSLP’’) is a program co-managed by a subsidiary of Ares through which ARCC co-invests with affiliates of General Electric Company. Syndicated Loans Strategy Syndicated loans strategy refers to a diversified portfolio of liquid, traded non-investment grade secured loans to corporate issuers, including an allocation to syndicated middle market loans. Total Fee Revenue Total fee revenue refers to the sum of segment management fees and net performance fees.